EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-194330) and on Form S-8 (No. 333-197088, 333-184178, 333-183993, 333-183992, 333-182066, 333-174665, 333-165736, 333-133559, 333-125992 and 333-71266) of Mondelēz International, Inc. of our reports dated February 19, 2016 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

February 19, 2016